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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 3, 2000



                            STRATOSPHERE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)



             1-12030                                     88-0292318
   (COMMISSION FILE NUMBER)                  (IRS EMPLOYER IDENTIFICATION NO.)



      2000 LAS VEGAS BOULEVARD SOUTH
              LAS VEGAS, NEVADA                               89104
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (702) 382-4446


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.   OTHER EVENTS

On September 19, 2000, Stratosphere Corporation (the "Company") announced a proposed going private transaction in which the Company would be merged with a newly-formed subsidiary of American Real Estate Partners ("AREP"), a partnership whose interests are traded on the New York Stock Exchange. The transaction has been approved by the independent director of the Company's Board of Directors, who also serves as the Committee to consider the transaction. Pursuant to the terms of the proposed merger, shareholders of the Company that are not affiliated with Carl Icahn will receive $45.32 per share. Mr. Icahn's companies, other than AREP, will receive $44.33 per share. It is expected the transaction will close in early 2001.

The Company also announced its plans to shortly acquire the ownership of the shopping center, which exists within the Stratosphere Hotel and Casino. The funds necessary to buy the shopping center and construct the planned additions to the hotel site would initially be provided by AREP.

Exhibit No.

99.3     September 19, 2000 Press Release.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      STRATOSPHERE CORPORATION


Date: October 3, 2000                  By:   /s/  William F. Bischoff
                                             -----------------------------------
                                       Name:      William F. Bischoff
                                       Title:     Secretary/Treasurer/CFO